SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2008

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	333-29903	30-0123229

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 South State Street, Suite 200
Newtown, Pennsylvania 18940

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 215-968-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

On November 18, 2008, Chief Executive Officer and the Board of Directors concluded that the previously issued statements for the fiscal year ended June 30, 2007, should no longer be relied upon because the acquisition of Lavelle Holdings, Inc. on June 11, 2007 was not accounted for in accordance with SFAS no. 141. In addition, the previously issued audited financial statements included the full year of operating results as opposed to the operating results commencing on the date of acquisition of Lavelle Holdings, Inc., a wholly-owned subsidiary of the Company.

Pursuant to the requirements of SFAS no. 154, the Company is restating the financial statements at the earliest possible date, which is as of and for the fiscal year ended June 30, 2007.

The following table represents the fair value of the net assets acquired along with the corresponding calculation of goodwill:

Fair value of the net assets acquired

Cash	$74,830
Accounts receivable	323,493
Investment - Reds Caribbean	51,962
Accounts payable and accrued expenses	(237,196)

Total identifiable assets	213,089

Goodwill	311,911

Total cash consideration paid at closing	525,000

Total contingent consideration (1)	-

Total consideration as of the measurement date	$525,000

(1)	the agreement requires contingent consideration, to be paid nineteen months after closing based on certain milestones being achieved.

CORRECTION OF ERRORS IN PREVIOUSLY ISSUED STATEMENTS

The Company determined that the following is the impact of the correction for the acquisition of Lavelle Holdings, Inc. on June 11, 2007:

The following table reflects the impact of the corrections on the restated consolidated balance sheet as of June 30, 2007:

	2007	2007
	As Corrected			Change
Current assets
Cash and cash equivalents	$542,336	$542,336		$-
Accounts receivable	323,493	323,493		-
Inventory	2,132,820	2,132,820		-
Total current assets	2,998,649	2,998,649		-

Equipment, net of depreciation	100,000	100,000		-
Total property and equipment	100,000	100,000		-

Other assets
Goodwill	311,901	-	A	311,901
Licenses and permits, net of amortization	1,480,946	1,480,946		-
Investments, net of allowance of $173,868	51,962	51,962		-
Notes receivable, net of allowance of $832,849	-	-		-
Total other assets	1,844,809	1,532,908		311,901

Total assets	$4,943,458	4,631,557		$311,901
Liabilities and Deficiency in Assets
Current liabilities
Accounts payable and accrued expenses	$752,657	$752,657		$-
Related party notes payable	3,459,359	3,459,359		-
Due to related parties	1,237,726	1,237,726		-
Convertible notes payable	1,000,000	1,000,000		-
Debentures payable	99,174	99,174		-
Total current liabilities	6,548,916	6,548,916		-
Total liabilities	6,548,916	6,548,916		-

Commitments and contingencies	-	-		-

Deficiency in assets
Class A - Preferred stock, no par value, 10,000 shares authorized, none issued and outstanding	-	-		-
Class B - Preferred stock, no par value, 10,000 shares authorized, none issued and outstanding	-	-		-
Class C - Convertible Preferred stock, $.001 par value, 10,000 shares authorized, none issued and outstanding	-	-		-
Class D - Preferred stock, no par value, 10,000 shares authorized, none issued and outstanding	-	-		-
Preferred stock - Series A, $0 par value, 100,000,000 shares authorized;				-
none issued and outstanding as of June 30, 2007	-	-		-
Common stock - $.001 par value, 250,000,000,000 shares authorized; 29,842,017 issued and outstanding	29,842	29,842		-
Additional paid-in capital	20,530,447	20,119,147		411,300
Minority interest	(803,530)	(803,530)		-
Accumulated deficit	(21,362,218)	(21,262,818)	B	(99,400)
Total deficiency in assets	(1,605,459)	(1,917,359)		311,900

Total liabilities and deficiency in assets	$4,943,457	$4,631,557		$311,900

A - Entry to record goodwill for the acquisition of Lavelle Holdings, Inc. in June 2007

B - To record the elimination of the net income in Lavelle Holdings, Inc for the fiscal year ended June 30, 2007

C - To record the net effect of these two transactions (A & B) on the additional paid in capital as of June 30, 2007

The following table reflects the impact of the corrections on the restated consolidated balance sheet as of June 30, 2007:

	2007	2007
	As Corrected		Change

Revenue	$-	$1,860,442	$(1,860,442)	A
Cost of sales	-	1,474,632	(1,474,632)
Gross profit	-	385,810	(385,810)
Operating expenses
Salaries and wages	446,403	562,547	(116,144)	A
General and administrative	435,282	585,304	(150,020)	A
Legal and professional fees	298,251	318,497	(20,246)	A
Total operating expenses	1,179,936	1,466,348	(286,410)	A
Loss from operations	(1,179,936)	(1,080,538)	(99,400)	A
Other income (expenses)
Depreciation and amortization	(226,970)	(226,970)	-
Interest income	1,351	1,351	-
Interest expense	(144,532)	(144,532)	-
Total other (income) expenses	(370,151)	(370,151)	-
Operating loss before income taxes	(1,550,087)	(1,450,689)	(99,400)	A
Provision for income taxes	-	-	-
Net loss	$(1,550,087)	$(1,450,689)	$(99,400)	A

Net loss per common share
Basic	$(0.06)	$(0.05)	$(0.01)	B

Weighted average of common shares outstanding - Basic	27,580,209	27,580,209	27,580,209

A - Entry to eliminate the operating activity for Lavelle Holdings, Inc. for the fiscal year ended June 30, 2007, which had a net effect of elimination net income of $99,400.

B - The net effect of the elimination of Lavelle Holdings, Inc. net income of $99,400 for the fiscal year ended June 30, 2007 had a net effect on the net loss per common share of ($0.01)

SIGNATURES

Pursuant to the Securities Act of 1934, the Company has duly caused this report to be signed on its behalf.

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

November 19, 2008	By:	/s/ Robert D. Baca
Robert D. Baca, Chief Executive Officer